Exhibit 4.31

DEED OF TRUST

Made and entered at Tel Aviv on the 14th day of August 2006

Between:

BLUE SQUARE REAL ESTATE LTD. of 2 Amal Street, Rosh Ha'ayin Telephone: 03-9282670/1 Fax: 03-9282498 (hereinafter: "the Company")

of the one part;

And:

HERMETIC TRUST (1975) LTD. of 113 Hayarkon Street, Tel Aviv Telephone: 03-5272272 Fax: 03-5271736 (hereinafter: "the Trustee")

of the other part;

WHEREAS:	The board of directors of the Company decided on August 13, 2006 to approve an issue of Debentures (Series B), in accordance with the terms and conditions of the Prospectus; and

WHEREAS:	The Trustee is a company limited by shares which was incorporated in Israel in February 1975 in accordance with the Companies Ordinance, whose main object is to engage in trust functions; and

WHEREAS:	The Trustee has represented and declared that there is no impediment under the Securities Law, 5728-1968, or any other law, to its contracting with the Company under this Deed of Trust and that it meets the requirements and the conditions of qualification specified in the Securities Law to serve as a trustee for the issue of the Debentures (Series B) that are the subject to the Prospectus; and

WHEREAS:	In the scope of the Prospectus the Company will issue up to NIS 100,000,000 par value Debentures (Series B) as stated in Clause 2 of this Deed of Trust; and

WHEREAS:	The Company has made a request to the Trustee to serve as trustee for the holders of the Debentures (Series B), and the Trustee has agreed thereto, all subject to and in accordance with the terms and conditions of this Deed of Trust;

Now therefore it is agreed, declared and stipulated by the parties as follows:

1.	Preamble, interpretation and definitions

1.1	The preamble to this Deed of Trust and the appendices attached hereto constitute a material and integral part hereof.

1.2	The division of this Deed of Trust into clauses and the assigning of headings to the clauses has been done for reasons of convenience and as place-finders only, and no use shall be made thereof for purposes of interpretation.

1.3	Everything appearing in this deed in the plural shall include the singular, and vice versa, and everything appearing in the masculine gender shall also include the feminine, and vice versa, and words importing a person shall also imply a body corporate, unless there is an express and/or implied provision to the contrary in this deed and/or unless the context otherwise dictates.

1.4	In this Deed of Trust and in the Debentures (Series B), the following terms and expressions will have the meanings set opposite them, unless a different intention is to be implied from the context:

"This deed" or "the Deed of Trust"	-	This Deed of Trust including the appendices attached hereto and which form an integral part hereof;

"The Prospectus"	-	The Company's Prospectus which is due to be published, inter alia, in respect of the issue of the Debentures (Series B);

"The Debentures (Series B)"	-	Registered Debentures (Series B) of the Company, which will be issued in accordance with the Prospectus;

"The Trustee"	-	Hermetic Trust (1975) Ltd. and/or any one who may serve from time to time as trustee for holders of the Debentures (Series B) pursuant to this deed;

"Register"	-	A register of holders of the Debentures (Series B) as referred to in Clause 24 of this deed;

"Holders of the Debentures (Series B)"	-	The persons whose names are registered for the time being in the register of holders of the Debentures (Series B), and in the case of several joint holders, the joint holder whose name stands first in the register;

"Debenture (Series B) certificate"	-	A Debenture (Series B) certificate the wording of which appears as the First Schedule to this deed;

"The Law" or "the Securities Law"	-	The Securities Law, 5728-1968 and the regulations thereunder, as in force from time to time;

"Principal"	-	The par value of the Debentures (Series B) which are in circulation;

"Consumer Price Index" ("index")	-	The price index known by the name of "Consumer Price Index", including fruit and vegetables, published by the Central Bureau of Statistics and Economic Research, and including that index even if it is published by another official body or institution, and also including any official index that may come in its stead, whether or not same is structured on the same data on which the existing index is structured. If another index should replace it which is published by such body or institution, and such body or institution has not fixed the ratio between that index and the replaced index, the ratio will be determined by the Central Bureau of Statistics, and if such ratio has not been fixed as

"The known index"	-	The last-known Consumer Price Index;

"The Basic Index"	-	The Consumer Price Index in respect of July 2006, which was published on August 15, 2006;

"The payment index"	-	The Consumer Price Index known on the date of effecting any payment on account of the principal or the interest;

"Trading day"	-	A day on which the banks in Israel are open for the execution of transactions;

"The Stock Exchange"	-	The Tel Aviv Stock Exchange Ltd.

2.	Issue of the Debentures (Series B) and applicability of the Deed of Trust

The Company will issue a series of up to 650,000,000 par value registered Debentures (Series B), repayable in 4 equal annual payments on August 31 of each of the years from 2013 – 2016 (inclusive), which are offered to the public at a price of 92.5% of their par value. The Debentures (Series B) bear annual interest, payable every six months on February 28 and on August 31 of each of the years from 2007 until 2016 (inclusive) until the final redemption of the Debentures. The rate of interest on the Debentures (Series B) will be fixed in a tender and shall not exceed 5% (hereinafter: “the Maximum Rate of Interest”) and shall not be less than 4.25% (hereinafter: “the Minimum Rate of Interest”). The Debentures (Series B) are linked (as to principal and interest) to the Consumer Price Index for the month of July 2006.

The provisions of this Deed of Trust will apply to the Debentures (Series B) which will be issued as aforesaid pursuant to the Prospectus and which will be held from time to time by the public, unless otherwise stated. For purposes of this Deed of Trust, “the public” means – anyone who holds a Debenture (Series B), excluding a subsidiary of the Company, for so long as same is held by it.

3.	Terms of issue; buyback

3.1	The Company will issue the Debentures (Series B) on the terms and conditions as set forth in the Prospectus and in the Debentures (Series B) and will secure same as stated in this deed.

3.2	The Company reserves the right to purchase on the open market at any time, whether on the Stock Exchange or off the Stock Exchange, Debentures forming part of this issue at any price it may deem fit, without prejudice to the obligation for repayment as set forth above. In the case of such a purchase by the Company, the Company will give notice to that effect in an immediate report, a copy of which shall be delivered to the Trustee. Debentures that are purchased by the Company will be cancelled and will be expunged from trading on the Stock Exchange, and the Company will not be entitled to reissue same.

3.3	A subsidiary of the Company, an investee company, an affiliate or the controlling shareholders are entitled to buy and sell Debentures at any time at such price as they see fit, and to sell same accordingly. In the case of a purchase and/or sale as aforesaid, the Company shall render an immediate report to that effect / a notice to the Trustee immediately after it becomes aware of the fact. The Debentures which are held as aforesaid by a subsidiary will be deemed to be an asset of the subsidiary, and will not be expunged from trading on the Stock Exchange.

At the time of holding of a meeting of debenture holders, the Trustee shall examine whether a conflict of interest exists amongst the holders of certificates, in accordance with the circumstances of the matter. The Company and the Trustee shall take steps to convene class meetings of certificate holders in accordance with the provisions of any law, decided cases, provisions of the Securities Law and the regulations and directives issued pursuant thereto, as the Trustee shall direct. It is presumed that a subsidiary, investee company, affiliate or the controlling shareholders (hereinafter in this clause: “Related Holders”) have conflicting interests. In a case in which any of the Related Holders holds Debentures (Series B), class meetings of debenture holders will be required in a manner that one of the classes of holders will be a group which does not include Related Holders. In a case that class meetings are held approval of a resolution shall require the approval of each of the class meetings that are called and at a meeting of all the debenture holders, all by the majority required in accordance with the provisions of this deed and the appendices hereto. The Trustee may, in its sole discretion, stipulate that such resolution does not require a meeting of Related Holders or that such meeting will not be called. Under no circumstances will a meeting of the Related Holders have the power to prevent the passing of a resolution brought for the approval of the class meetings.

3.4	The Company may at any time, subject to any law, including in the period up to the time of final redemption of the Debentures (Series B), issue additional Debentures (Series B) the terms and conditions of which will be identical to the terms and conditions of the Debentures (Series B) offered pursuant to the Company’s Prospectus, at the same rate of discount or at a different rate of discount (higher or lower) than the discount rate of the Debentures (Series B)[1], without requiring the consent of the Trustee and/or the consent of the holders Debentures (Series B) and without being obliged to obtain the Trustee’s consent to creating additional charges over its assets, but subject to giving notice to the Trustee in regard to an enlargement of the Series Bs aforesaid, but the Trustee shall, in such case, have the right to demand an increase in its remuneration pro rata to the increase of the series, and the Company gives its consent in advance, by contracting under this deed, to an increase of the Trustee’s remuneration as aforesaid. The Company will apply to the Stock Exchange to list the additional Debentures (Series B) for trading on the Stock Exchange.

[1]	With regard to the tax implications of an issue at a discount, see Paragraph 2.13 of the Company’s Prospectus.

3.5	The Company will be entitled at any time, without requiring the consent of the Trustee and/or the consent of holders of the Debentures (Series B), to issue additional series of debentures, whether or not same confer a right to convert into shares of the Company as aforesaid, under the same conditions of redemption, interest, linkage, ranking for payment in the case of a winding-up and other conditions as the Company shall deem fit, whether same are more favorable than the terms and conditions of the Debentures (Series B), ranking pari passu with them or inferior thereto. This right the Company has shall in no way release the Trustee from examining such issue, to the extent that such obligation is imposed on the Trustee according to law, and it shall not have the effect of derogating from the rights of the Trustee and of a meeting of the debenture holders pursuant to this deed, including their right to make the Debentures (Series B) immediately due and payable as stated in Clause 7.2 or 7.3 below.

The Company shall notify the Trustee, and the Trustee shall notify the debenture holders with regard to the issue of debentures as aforesaid.

3.6	Nothing set forth above in this clause shall in itself oblige the Company or the debenture holders to buy debentures or sell debentures held by them.

3.7	The Company reserves the right to effect early repayment of the Debentures (Series B) on the fulfillment of the conditions set forth in Clause 6 of this deed.

4.	The Company’s undertakings

The Company hereby undertakes to pay all amounts of principal, interest and linkage differentials that will be payable pursuant to the terms and conditions of the Debentures (Series B) and to comply with all the remaining conditions and obligations imposed on it in accordance with the conditions of the Debentures (Series B) and pursuant to this deed.

5.	Securing of the Debentures (Series B)

5.1	The Company’s obligation to repay the Debentures (Series B) (principal, interest and linkage differentials) is not secured by any charge or encumbrance.

For the avoidance of doubt it is clarified that there is no obligation on the Trustee to examine, and in practice the Trustee has not examined, the need for the furnishing of collateral security to guarantee the payments to the debenture holders. By entering into this Deed of Trust, and by the Trustee’s consent to serve as a trustee for the debenture holders, the Trustee does not express an opinion, whether expressly or impliedly, regarding the Company’s ability to meet its obligations to the debenture holders. Nothing in the foregoing shall derogate from the duties of the Trustee according to law and/or the Deed of Trust, and this shall include the fact that it does not derogate from the Trustee’s obligation (to the extent that such obligation applies to the Trustee according to any law) to examine the impact of changes in the Company from the date of the Prospectus onwards, to the extent that such changes have an adverse affect on the Company’s ability to meet its obligations to holders of the Debentures (Series B). Nothing in the foregoing shall derogate from the Trustee’s duties and obligations according to law and/or pursuant to the Deed of Trust.

5.2	The Company will be entitled from time to time to create additional charges and encumbrances, fixed and/or floating of any ranking over its assets, in whole or in part, without the necessity for obtaining any consent from the Trustee, or from the debenture holders, and without it being obliged to notify the Trustee about the creation of such charges or encumbrances.

5.3	The Debentures (Series B) will rank pari passu for purposes of security ranking as between themselves in connection with the Company’s obligations pursuant to the Debentures (Series B), and without a preferential or prior right for one debenture over another.

6.	Early redemption

If it should be decided by the Stock Exchange to expunge the Debentures (Series B) in circulation from trading due to the fact that the value of the public’s holdings thereof is less than the minimum amount specified in the Stock Exchange directives with regard to deletion from trading, the Company will act as follows, subject to the condition that the date of early redemption shall not fall less than 17 days from the date of publication of the notice and not more than 45 days from the aforesaid date, but not in a period between the effective date for payment of interest and the date of actual payment thereof:

6.1	Within 45 days from the date of the Stock Exchange’s notice regarding deletion of the Debentures (Series B) from trading, the Company will give notice of a date of early redemption at which the holder of Debentures (Series B) will be entitled to redeem same.

6.2	The notice regarding the date of early redemption will be published in two widely circulating Hebrew dailies appearing in Israel, and in an immediate report on the Magna system and shall be delivered in writing to the Trustee and to all the registered holders of the Debentures (Series B).

6.3	The date of early redemption will fall not less than 30 days from the date of publication of the notice and not later than 45 days from the aforesaid date, but not in a period between the date specified for payment of interest and the date of actual payment thereof.

6.4	On the date of early redemption the Company will redeem the Debentures (Series B) which the holders thereof have requested to redeem, according to the balance of the par value thereof, plus linkage differentials and the interest which has accrued on the principal, calculated pro rata to the period commencing after the last date in respect of which the interest was paid and up to the aforesaid date of early redemption.

Early redemption of the Debentures (Series B) as aforesaid shall not confer on anyone who holds the Debentures (Series B) which are redeemed as aforesaid the right to payment of interest in respect of the period subsequent to the date of redemption.

7.	Immediate repayment

7.1	On the occurrence one or more of the events enumerated below:

7.1.1	If the Company does not pay any amount that is due from it in connection with the Debentures within 30 days after the due date for payment thereof has arrived.

7.1.2	If a provisional liquidator has been appointed by a court or a valid resolution has been passed for the winding-up of the Company (except a winding-up for purposes of merger with another company and/or a change in the structure of the Company) and such appointment or such resolution has not been set aside within 20 business days from the date on which it was given or taken.

7.1.3	If an attachment is imposed on material assets of the Company [of the Company], in whole or in part, and the attachment is not removed within 60 days.

7.1.4	An execution office act is executed against a material asset of the Company, in whole or in part, and the action is not set aside within 60 days.

7.1.5	If a receiver is appointed for the assets of the Company and/or for its material assets, in whole or in part, and the appointment is not set aside within 60 days.

7.1.6	If the Company ceases payments on the Debentures and/or gives notice of its intention to cease payments on the Debentures.

7.1.7	If the Company ceases to continue engaging in and/or carrying on its business and/or gives notice of its intention to cease continuing to engage in its business and/or to manage same.

7.1.8	If another series of debentures issued by the Company has been made immediately due and payable.

7.1.9	If a stay of proceedings order has been granted in accordance with Section 350 of the Companies Law, 5759-1999, against the Company, and such order has not been set aside within 60 (sixty) days from the date of its commencement.

7.1.10	If an application has been filed in relation to the Company for making an arrangement with creditors of the Company in accordance with Section 350 of the Companies Law, 5759-1999, or a stay of proceedings order has been granted against the Company in accordance with the aforesaid section, and the application or the order has not been withdrawn or set aside, within 60 days from the date of the filing or grant thereof, as the case may be.

7.1.11	If the Company is liquidated or expunged for any reason.

7.1.12	If there is a genuine fear that the Company will cease payments of the Debentures and/or will cease to continue its business and/or is about to cease carrying on its business and/or a genuine fear exists that it will cease conducting its business.

7.1.13	On the occurrence of any other event that constitutes material prejudice and/or could cause material prejudice to the rights of the holders of the Debentures (Series B).

The provisions of Clauses 7.2 or 7.3 below, as the case may be, shall apply.

For purposes of this clause “material asset” means – an asset the value of which in the Company’s books exceeds 25% of the Company’s equity capital according to the last financial statements it published.

7.2	On the occurrence of any of the events mentioned in Clauses 7.1.1 to 7.1.11 (inclusive) above:

7.2.1	The Trustee will be obliged to call a meeting of holders of Debentures (Series B) the date for convening of which shall be after the elapse of 30 days from the date on which it is called (or such shorter period in accordance with the provisions of Clause 7.2.4 below) the agenda of which shall contain a resolution with regard to making the entire unpaid balance of the Debentures (Series B) immediately due and payable by virtue of the occurrence of one of the events mentioned in Clauses 7.1.1 to 7.1.11 (inclusive) above.

7.2.2	In a case in which up to the date for convening the meeting any of the events mentioned in Clauses 7.1.1 to 7.1.11 (inclusive) above has not been set aside or withdrawn, and a resolution of the meeting of debenture holders as aforesaid has been passed as a special resolution (as defined in the Second Schedule to this deed), the Trustee will be obliged, within a reasonable time, to make the entire unpaid balance of the Debentures (Series B) immediately due and payable.

7.2.3	A copy of the notice calling such meeting shall be sent by the Trustee to the Company immediately upon publication of the notice and will constitute a prior written warning to the Company regarding the Trustee’s intention to act as aforesaid.

7.2.4	The Trustee may, in its discretion, shorten the period of 30 days as aforesaid (in Clause 7.2.1 above) in a case in which the Trustee believes that any postponement in making the Company’s debt payable endangers the rights of the holders of the Debentures (Series B), but under no circumstances shall the aforesaid period be shortened to less than 7 days.

7.3	On the occurrence of any of the events mentioned in Clauses 7.1.12 to 7.1.13 (inclusive) above:

7.3.1	Each of the debenture holders and the Trustee will be entitled (but not obliged) to call a meeting of the holders of the Debentures (Series B) the time for convening of which shall be after the elapse of 30 days from the date it is called (or a shorter period in accordance with the provisions of Clause 7.2.4 below), the agenda of which shall contain a resolution with regard to making of the entire unpaid balance of the Debentures (Series B) immediately due and payable by virtue of the occurrence of any of the events set forth in Clauses 7.1.12 to 7.1.13 (inclusive) above.

7.3.2	In a case in which a resolution is passed at a meeting of debenture holders as referred to in Clause 7.3.1 above as a special resolution (as defined in the Second Schedule to this deed), the Trustee will be obliged, within a reasonable time, to make the entire unpaid balance of the Debentures (Series B) immediately due and payable.

7.3.3	A copy of the notice calling such meeting shall be sent by the party calling the meeting to the Company and to the Trustee immediately upon the publication of the notice and this will constitute prior written warning to the Company of the intention to act in the aforesaid manner.

7.3.4	A debenture holder or the Trustee, as the case may be, who calls the meeting will be entitled, at his or its discretion, to shorten the aforesaid 30 day period (as mentioned in Clause 7.3.1 above) in a case in which the party calling the meeting is of the opinion that any postponement in making the Company’s debt payable endangers the rights of holders of the Debentures (Series B), but under no circumstances shall the aforesaid period be shortened to less than 7 days.

7.3.5	The Trustee will be responsible for reporting to the debenture holders in regard to the occurrence of any of the events mentioned in Clauses 7.1.12 to 7.1.13 (inclusive) above, whether on the strength of publicized reports the Company may publish or in accordance with the notice the Company may send to it in accordance with a provisions of Clause 22 below, shortly after this has been brought to the notice of the Trustee and/or has been delivered to it.

8.	Claims and proceedings by the Trustee

8.1	Without derogating from any other provision in this deed, the Trustee will be entitled, in its discretion, and will be obliged to do so pursuant to a special resolution passed at a meeting of holders of the Debentures (Series B), and without giving the Company further notice, to take all such proceedings, including legal proceedings as it sees fit and subject to the provisions of any law, in order to enforce the Company’s obligations under this deed, or the exercise of the rights of the holders of the Debentures (Series B) and protection of their rights pursuant to this deed. Subject to the provisions set forth below, the Trustee will be obliged to do so on the demand of a special resolution of holders of the Debentures (Series B). The Trustee will be entitled to commence legal and/or other proceedings also if the Debentures have not been made immediately due and payable, and may do all this to protect the rights of the debenture holders and subject to any law. Notwithstanding the foregoing in this clause, the right to make the Debentures immediately due and payable will only arise in accordance with the provisions of Clause 7 above and not on the strength of this clause.

8.2	The Trustee will be entitled, subject to any special resolution of holders of the Debentures (Series B) as aforesaid, to waive, on such conditions as it deems fit, the fulfillment of such obligations of the Company, in whole or in part.

8.3	The Trustee may, in its discretion and without the necessity for giving notice to the Company, apply to the appropriate court with an application for instructions on any matter connected with and/or arising out of this deed.

8.4	Subject to the provisions of this deed, the Trustee will be entitled, but not obliged, to convene a general meeting of holders of the Debentures (Series B) at any time in order to consider and discuss and/or to receive its instructions on any matter pertaining to this deed, and it shall be entitled to reconvene such meeting.

8.5	The Trustee may, in its sole discretion, delay the performance of any act by it in accordance with this deed, for purposes of referring to a meeting of holders of the Debentures (Series B) and/or to the court until it receives instructions from a meeting of holders of the Debentures (Series B) and/or instructions from the court as to how to act. Notwithstanding the foregoing, the Trustee is not entitled to delay proceedings for making the Debentures immediately due and payable on which a meeting of debenture holders has decided in accordance with the provisions of Clauses 7.2 and 7.3 above.

8.6	For the avoidance of doubt it is hereby clarified that nothing contained in the provisions set forth above shall prejudice and/or derogate from the Trustee’s right, which is hereby conferred on it, to apply to judicial instances, at its sole discretion, even before the Debentures (Series B) are made immediately due and payable, for purposes of the grant of any order relating to matters of the trust.

9.	Distribution of receipts

All the receipts that the Trustee may receive as a result of proceedings it institutes, if any, against the Company, shall be held by it in trust and shall serve in its hands for the purposes and according to the order of priority as follows:

Firstly for the discharge of the expenses, payments, levies and obligations that have been incurred by the Trustee, imposed on it, or caused by virtue or as a result of actions for implementing the trust, or otherwise, or in another connection with the terms and conditions of this deed, including its remuneration (on condition that the Trustee shall not receive double remuneration both from the Company and also from the debenture holders). Secondly – in order to pay holders of the Debentures (Series B) the arrear interest due to them pursuant to the terms and conditions of the Debentures (Series B) and subject to the conditions of linkage contained in the Debentures (Series B) pro rata and proportionately to the amount of interest in arrear which is due to each of them, without any preference or prior right in respect of any of them; thirdly – in order to pay holders of the Debentures (Series B) the amounts of the principal that are due to them in accordance with the Debentures (Series B) held by them, pro rata and subject to the conditions of linkage contained in the Debentures (Series B), whether or not the due date for payment of the amounts of principal have arrived and pro rata to the amounts due to them, without any preference in regard to priority in time of the issue of the Debentures (Series B) by the Company, or otherwise, and the surplus, if there should be such, shall be paid by the Trustee to the Company or to its successors-in-title.

Payment of the amounts by the Trustee to holders of the Debentures (Series B) is subject to the rights of other creditors of the Company, if there are such.

10.	Power to delay distribution of money

10.1	Notwithstanding the contents of Clause 9 above, if the monetary amount that is received as a result of instituting proceedings as aforesaid which is available for distribution at any time, as stated in that clause, is less than NIS 20,312 thousand, the Trustee will not be obliged to distribute it and will be entitled to invest the aforesaid amount, in whole or in part, in investments that are permitted under this deed and to vary such investments from time to time with other permitted investments, all as it sees fit.

10.2	When the aforesaid investments together with the profits thereon and together with additional moneys that will be due to the Trustee for purposes of payment to holders of the Debentures (Series B), if any, reach the amount specified in Clause 10.1 above, the Trustee shall make payment thereof to holders of the Debentures (Series B) in the manner stated in Clause 9 above.

11.	Notice regarding distribution and deposit with the Trustee

11.1	The Trustee shall notify holders of the Debentures (Series B) as to the day and the place at which any of the payments mentioned in Clause 9 and Clause 10 above will be effected, and shall do so by way of prior notice of 14 days that shall be delivered in the manner stipulated in Clause 22 below.

After the date specified in the notice, holders of the Debentures (Series B) will be entitled to interest in respect of the Debentures according to the rate stipulated in the Debentures (Series B), solely on the balance of the amount of the principal (if there is such) after deduction of the amount which has been paid or which has been offered to them as aforesaid.

11.2	Any amount due to a holder of Debentures (Series B) which has not actually been paid for a reason that is not dependent on the Company, at a time the Company was prepared to make payment thereof, shall cease to bear interest and linkage differentials from the date specified for the payment thereof, and the holder of the Debenture (Series B) will be entitled only to those amounts he would have been entitled to at the date specified for effecting of such payment on account of the principal, the linkage differentials or the interest.

11.3	The Company shall deposit with the Trustee, not later than 14 business days from the date specified for such payment, the amount of the payment which has not been paid for a reason that is not dependent on the Company, and such deposit shall be deemed to be discharge of such payment, and in the event of discharge of everything due in respect of the Debenture (Series B), also as redemption of the Debenture (Series B).

11.4	The Trustee shall deposit any such amount at a bank, in favor of those account owners and shall invest same in investments permissible for it in accordance with the Deed of Trust, which are securities of the State of Israel and other securities in which the laws of the State of Israel make it permissible to invest trust moneys, all as the Trustee shall deem fit and subject to the provisions of the law. Once the Trustee has done so it will not be liable to the entitled persons in respect of such amounts, but only for the proceeds that will be received from realization of the investments, less the expenses, commissions and compulsory payments, if any, connected with the aforesaid investment in conducting the trust account, less the Trustee’s remuneration.

11.5	The Trustee shall transfer to every holder of a Debenture (Series B) for whom amounts and/or moneys that are due to holders of the Debentures (Series B) have been deposited with the Trustee out of those moneys that were deposited as aforesaid, less all the expenses, commissions, compulsory payments and the Trustee’s remuneration as stated in Clause 11.4 above, against presentation of such proof as may be demanded by the Trustee to its full satisfaction.

12.	Receipt from holders of the Debentures (Series B) as proof

12.1	A receipt from a holder of a Debenture (Series B) in respect of amounts of the principal, the interest and the linkage differentials that have been paid to him by the Trustee in respect of the Debenture (Series B) shall release the Trustee by way of absolute release in all respects connected with payment of the amounts mentioned in the receipt.

12.2	A receipt from the Trustee regarding the deposit of amounts of the principal, the interest and the linkage differentials with it for the benefit of holders of the Debentures (Series B) as stated in Clause 11.3 above will be deemed to be a receipt from a holder the Debenture (Series B) for purposes of the provisions of Clause 12.1 above.

12.3	Moneys that have been distributed as stated in Clause 11 above will be deemed to be payment on account of the repayment.

13.	Presentation of Debenture (Series B) to the Trustee and recording of a note with regard to partial payment

13.1	A holder of a Debenture (Series B) shall be obliged to present to the Trustee, at the time of payment of any interest or partial payment of principal, interest and linkage differentials in accordance with Clauses 9, 10 and 11 above, the Debenture (Series B) in respect of which the payments are made.

13.2	The Trustee shall record a note on the Debenture (Series B) with regard to the amounts that have been paid as aforesaid and the date of the payment thereof.

13.3	The Trustee will be entitled in any special situation, in its discretion, to waive presentation of the Debenture (Series B), after it has been given a deed of indemnity and/or an adequate guarantee to its satisfaction with respect to the damage likely to be caused by virtue of the failure to record the note as aforesaid, all as the Trustee shall see fit.

13.4	Notwithstanding the foregoing, the Trustee shall be entitled, in its discretion, to maintain records in a different manner with regard to partial payments as aforesaid.

14.	The Company’s undertakings to the Trustee

As long as the Debentures (Series B) (including the linkage differentials on the Debentures) have not been paid, the Company hereby undertakes to the Trustee as follows:

14.1	To give the Trustee immediate written notice of a reasonable fear of the Company that all or any of the events described in Clause 7.1 above are likely to eventuate and also in regard to the occurrence of any of the events mentioned in Clause 7.1 above.

14.2	Not later than the end of 30 days from the date of this Deed of Trust to deliver to the Trustee a schedule of payments regarding the payment of the Debentures (principal and interest) in an Excel file.

14.3	To give the Trustee written notice within 4 business days in regard to the effecting of any payment to the debenture holders and in regard to the balance of the amounts the Company owes at such time to the debenture holders, after the effecting of the aforesaid payment.

14.4	To continue constantly to manage and conduct the business of the Company in an orderly, proper and efficient manner.

14.5	Immediately upon the publication of the Company’s consolidated audited financial statements for the financial year ended December 31 of the preceding year, and of the periodic reports, to deliver same to the Trustee.

14.6	To deliver to the Trustee immediately, upon the publication thereof any consolidated interim financial statement of the Company and any quarterly report, accompanied by a review report from a C.P.A. in relation thereto.

14.7	To deliver to the Trustee immediately upon service thereof any report it is obliged to submit to the Securities Authority.

14.8	On December 31 of each year, and so long as this deed is in force, the Company shall furnish the Trustee with a certificate signed by an officer of the Company to the effect that to the best of his knowledge or their knowledge, as the case may be, there has been no breach of this deed by the Company (including a breach of the terms and conditions of the Debenture (Series B), unless otherwise expressly stated.

14.9	To cause a situation that the Company’s auditors shall, within a reasonable time, give the Trustee and/or persons the Trustee may direct, any explanation, document, calculation or information relating to the Company, its business and/or its assets which may be reasonably required, in the discretion of the Trustee, for examinations that are made by the Trustee for purposes of safeguarding holders of the Debentures (Series B).

14.10	To keep proper books of account in accordance with accepted accounting principles.

14.11	The Trustee undertakes, by its signature to this Deed of Trust, to keep confidential any information given as aforesaid. It is clarified that the passing on of information to holders of the Debentures (Series B) for purposes of passing a resolution pertaining to their rights under the Debentures (Series B), or for purposes of giving a report about the state and condition of the Company, does not constitute a breach of the Trustee’s aforesaid confidentiality undertaking.

14.12	To notify the Trustee, immediately it became aware thereof, of any case in which an attachment has been imposed on its assets, in whole or in part, and also in every case in which a receiver has been appointed for its assets, in whole or in part, and immediately to take all the reasonable measures, at its expense, that are required for the removal of such attachment or for cancellation of the receivership of assets.

14.13	To give the Trustee notice of all its general meetings (whether annual general meetings or special general meetings of the shareholders of the Company), without conferring on the Trustee a right to vote at such meetings.

14.14	To deliver to the Trustee, upon the Trustee’s written demand, a certificate in writing signed by the Company’s auditor to the effect that all the payments to holders of the Debentures (Series B) have been paid on due date, and specifying the balance of the par value of the Debentures (Series B) in circulation.

14.15	A copy of every document the Company transmits to its shareholders or to debenture holders and any additional information, upon the Trustee’s reasonable request, which is required for fulfilling the Trustee’s duty in order to protect and safeguard the rights of the debenture holders.

15.	Additional undertakings

After the Debentures (Series B) have been made immediately due and payable, as defined in Clause 7 above, the Company shall from time to time and at any time it is called upon to do so by the Trustee, perform all the reasonable actions in order to facilitate the exercise of all the powers vested in the Trustee, and in particular the Company shall perform the following acts:

15.1	It shall make the declarations and/or shall sign all the documents and/or shall perform and/or cause the performance of all the requisite and/or necessary acts according to law for giving validity to the exercise of the powers, authorities and authorizations of the Trustee and/or its representatives.

15.2	It shall give all the notices, the orders and the instructions the Trustee shall deem conducive and shall demand.

15.3	For purposes of this clause – a notice in writing signed by the Trustee confirming that an act demanded by it, in the scope of its powers, is a reasonable act, shall constitute prima facie proof of such fact.

16.	Other agreements

Subject to the provisions of the law and the restrictions imposed on the Trustee by law, the fulfillment of the Trustee’s duties, in accordance with this deed, or the fact of it holding the status as Trustee, shall not have the effect of preventing it from entering into various contracts with the Company or from transacting transactions with it in the ordinary course of its business.

17.	Reporting by the Trustee

The Trustee shall, by the end of the second quarter of each calendar year, draw up an annual report regarding the affairs of the trust (hereinafter: “the Annual Report”).

The Annual Report shall contain details on the following subjects:

17.1	Current details about the course of the affairs of the trust in the preceding year.

17.2	A report on irregular events in connection with the trust that occurred during the preceding year.

Holders of the Debentures (Series B) will be entitled to peruse the Annual Report at the offices of the Trustee during normal working hours, and will be entitled to receive a copy of the report on request.

The Trustee shall deliver to holders of the Debentures (Series B) a notice regarding the date of submission of the report, as stated in Clause 22 below. Where the Trustee has become aware of a material breach of this deed on the part of Company, it shall notify holders of the Debentures (Series B) about the breach and about the steps that it has taken to prevent same or for the fulfillment of the Company’s obligations, as the case may be.

18.	Remuneration and cover of the Trustee’s expenses

18.1	The Company shall pay the Trustee a remuneration for the Trustee’s services in accordance with this deed, in the manner set forth below:

18.1.1	Within one business day after publication of the results of the offering to the public in respect of the first year of the trust – that is to say up to the end of 12 months from the date of the issue, NIS 11,250.

18.1.2	In respect of each of the years and commencing from the second year (that is to say, commencing from the end of 12 months from the date of the issue) in which Debentures (Series B) which have not yet been repaid, a sum of NIS 7,500 linked to the index known at the time of publication of the Prospectus (“the annual remuneration”). The annual remuneration shall be paid to the Trustee at the beginning of each year of the trust. The annual remuneration shall be paid to the Trustee in respect of the period up to the end of the trust period in accordance with the terms and conditions of this deed, even if a receiver and/or a receiver and special manager has been appointed for the Company and/or in the event that the trust pursuant to this deed is conducted under the supervision of a court. In a case in which the Trustee’s right to receive an annual payment in respect of its serving as trustee for holders of the Debentures (Series A) which the Company issued pursuant to the Prospectus has, for any reason, expired, the annual remuneration will stand at NIS 15,000, linked to the index which is known at the date of publication of the Prospectus

18.1.3	If the Trustee’s term of office should expire, as stated in Clause 26 below, the Trustee will not be entitled to payment of its remuneration commencing from the date of expiration of its term of office. If the Trustee’s term of office has expired during the course of a year of the trust, the remuneration that was paid in respect of the months in which the Trustee did not serve as a trustee for the Company shall be refunded. The contents of this sub-clause (c) [sic] will not apply with respect to the first year of the trust.

18.1.4	In addition the Trustee will be entitled to a reimbursement of the reasonable expenses incurred by it in the course of fulfilling its function and/or pursuant to the powers conferred on it under this deed, including in respect of advertisements in newspapers, provided that in respect of expenses for an expert opinion, as referred to in Clause 19.2 below, the Trustee shall give prior notice of its intention to obtain an expert opinion.

18.1.5	The Trustee will also be entitled to a further payment, in respect of an act arising from a breach of this Deed of Trust by the Company or in respect of an act for making the Debentures (Series B) immediately due and payable and in respect of special actions that it may be required to perform, if required, for purposes of fulfilling its functions pursuant to this deed, all without prejudice to the generality of the contents of this Clause 18.

It is hereby agreed between the parties that the Trustee will be entitled to a remuneration in an amount of 120 US dollars for each hour of work that it is called upon to perform as aforesaid.

18.1.6	In respect of every annual meeting of shareholders or a meeting of debenture holders which the Trustee attends, an additional remuneration of NIS 500 per meeting will be paid.

18.1.7	If there are changes in the provisions of the law pursuant to which the Trustee will be called upon to perform acts and/or examinations and/or to prepare additional reports, the Company undertakes to bear all the reasonable expenses that may be incurred by the Trustee by virtue thereof, including a reasonable remuneration in respect of such actions.

18.1.8	The Trustee will be entitled to an additional payment in respect of the hours devoted to discussions with the Securities Authority immediately prior to the signing of this deed, according to the amount per hour specified in Clause 18.1.5 above.

18.2	V.A.T., if same applies, shall be added to the payments due to the Trustee in accordance with the provisions of this clause, and shall be paid by the Company.

19.	Special powers

19.1	The Trustee will be entitled to deposit all the deeds and the documents which evidence, represent and/or specify its right in connection with any asset held by it for the time being, in a safe and/or at another place it may elect, with any banker and/or any banking corporation and/or with an attorney. Where the Trustee has done so, it will not be responsible for any loss that may be caused in connection with such deposit, unless the Trustee acted negligently or with malicious intent.

19.2	The Trustee may, in the scope of carrying out the affairs of the trust pursuant to this deed, act in accordance with an opinion and/or advice of any attorney, accountant, chartered appraiser, valuer, surveyor, broker or other expert, whether such opinion and/or advice was prepared at the request of the Trustee and/or by the Company, and the Trustee will not be responsible for any loss or damage that may be caused as a result of any act and/or omission on its part in reliance on such advice or opinion, unless the Trustee acted negligently or with malicious intent.

19.3	Any such advice and/or opinion may be given, sent or received by way of letter, telegram, facsimile and/or any other electronic means for the transmission of information, and the Trustee will not be responsible in respect of acts performed in reliance on advice and/or an opinion or notification transmitted by one of the ways mentioned above, even though there were errors in it and/or same were not authentic, unless the Trustee acted negligently or with malicious intent.

19.4	Should the Trustee receive a certificate signed by the Company through two directors of the Company and/or an assessment confirming that in their opinion a transaction, step, action or anything else done or intended to be done by the Company is desirable and for the benefit of the Company, this will constitute adequate proof that the transaction, the step, the action or the thing is indeed desirable for the Company and in its best interests.

Where the Trustee has acted in reliance on such certificate, it will not be responsible in any manner for any damage and/or loss that may be caused as a result of such step, operation and/or thing.

19.5	Subject to the provisions of this deed, the Trustee shall be entitled, but not obliged, to call a general meeting of holders of the Debentures (Series B), at any time, in order to consider and discuss and/or to obtain the instructions of the meeting on any matter pertaining to this deed and it may reconvene such meeting.

19.6	The Trustee will not be obliged to notify any party about the signing of this deed and it will not be entitled to interfere in any manner in the management of the business of the Company or its affairs, except pursuant to the powers and authorities conferred on the Trustee under this deed.

19.7	The Trustee shall loyally and faithfully exercise the powers, authorizations and authorities conferred on it under this deed, in its absolute discretion and without being liable for any damage caused as a result of an error in its discretion as aforesaid, unless the Trustee acted with gross negligence or with malicious intent.

20.	The Trustee’s power and authority to employ agents

The Trustee will be entitled to appoint an agent/s to act in its stead, whether an attorney or otherwise, in order to perform or participate in the performance of special actions that require to be performed in connection with the trust, and without derogating from the generality of the foregoing, the instituting of legal proceedings. The Trustee will further be entitled to discharge, at the Company’s expense, the reasonable fee or remuneration of any such agent, and the Company shall refund to the Trustee, immediately upon its first demand, any such expense, on condition that the Trustee has given the Company notice in advance in regard to the appointment of such agents.

The Trustee may at any time delegate any of the trusts, the powers, authorizations and authorities conferred on it pursuant to this Deed of Trust, in whole or in part, to another person or to other persons, and any such delegation shall be made under the conditions and instructions (including permission to an agent to appoint another agent) which the Trustee shall deem expedient, but the delegation of powers as aforesaid shall not release the Trustee from any liability and responsibility that would have been imposed on it had it not been for the delegation of the powers.

21.	Indemnification of the Trustee

21.1	The Trustee will be entitled to receive indemnity from holders of the Debentures (Series B) or from the Company, as the case may be, in respect of reasonable expenses incurred by it and/or which it may incur in connection with actions it has performed or which it is obliged to perform by virtue of its duties under this Deed of Trust, and/or according to statute and/or on an instruction from a competent authority and/or any law and/or on a demand by holders of the Debentures (Series B) and/or on a demand by the Company, provided that:

21.1.1	The expenses in respect of liability for damage are reasonable.

21.1.2	The Trustee acted in good faith, and such act was performed within the scope of fulfilling its duties.

21.1	Without prejudice to the rights to compensation granted to the Trustee according to the law and/or to the Company’s obligations pursuant to this deed, the Trustee, its representative, manager, agent or other person appointed by the Trustee in accordance with this deed, will be entitled to receive indemnity out of the moneys that will be received by the Trustee as a consequence of proceedings it has instituted and/or otherwise in accordance with this deed, with respect to obligations they have assumed, with respect to expenses they have incurred in the course of performing the trust or in connection with such actions which, in their opinion, were required for performance of the foregoing and/or in connection with the exercise of the powers and authorities conferred by virtue of this deed, and also in connection with all kinds of legal proceedings, opinions from attorneys and other experts, negotiations, discussions, expenses, claims and demands relating to any matter and/or thing that has been done and/or has not been done in any manner in relation to the foregoing, and the Trustee may withhold moneys in its possession and make payment out of them of the amounts necessary for payment of the aforesaid indemnity. All the abovementioned amounts will rank preferentially to the debenture holders and subject to the provisions of any law, provided that the Trustee has acted in good faith.

21.3	Wherever the Trustee is obliged pursuant to the terms and conditions of the Deed of Trust and according to statute and/or a directive from a competent authority and/or any law and/or on a demand by holders of the Debentures (Series B) and/or on a demand by the Company, to perform any act, including, but without limitation, the commencing of proceedings or institution of claims on a demand by holders of the Debentures (Series B), as stated in the Deed of Trust, the Trustee will be entitled to refrain from taking any such action, until it has received, to its satisfaction, a deed of indemnity from holders of the Debentures (Series B) or from any of them, and if the act is performed by virtue of a demand from the Company – from the Company in respect of any liability for damages and/or expenses that may be incurred by the Trustee and the Company or either of them, as a consequence of performing the aforesaid act. All this will be with the exception of circumstances in which urgent action is required, where failure to perform it prior to receipt of a deed of indemnity as aforesaid will inflict damage and/or a loss on holders of the Debentures (Series B). Notwithstanding the foregoing, in a case in which there is a necessity for taking legal proceedings, the Company shall deposit with the Trustee an amount that will be fixed by the Trustee as the anticipated amount of the Trustee’s expenses in connection with such proceedings. In a case in which the Company has not deposited the aforesaid amount at the time it was requested by the Trustee to do so, and in the Trustee’s opinion there will be doubt regarding the Company’s ability to cover the expenses involved in the taking of proceedings by the Trustee, the Trustee shall immediately call a meeting of debenture holders in order to confirm their liability to cover the expenses involved in the proceedings which the Trustee will take. In the event that the debenture holders should refuse to bear the expenses connected with the taking of proceedings by the Trustee, there will be no obligation on the Trustee to institute such proceedings.

22.	Notices

22.1	Any notice by the Company and/or the Trustee to holders of the Debentures (Series B) shall be given as follows:

22.1.1	By reporting on the Magna system of the Securities Authority; (the Trustee is entitled to instruct the Company, and the Company will be obliged immediately to render a report on behalf of the Trustee to the Magna system in such text as will be transmitted to the Company in writing by the Trustee);

and also by:

22.1.2	A notice to be published in two widely circulating Hebrew dailies published in Israel;

or

By sending a notice by registered mail to every registered holder of Debentures (Series B) according to the last address recorded in the register of debenture holders (in the case of joint holders – to the joint holder whose name stands first in the register).

22.2	Any notice or demand by the Trustee to the Company may be given by way of a letter sent by registered mail according to the address set forth in the Deed of Trust, or according to another address of which the Company shall notify the Trustee in writing, or by the transmission thereof by facsimile or via messenger, and any such notice or demand shall be deemed to have been received by the Company: (1) in the case of dispatch by registered mail – after three business days from the date of its posting; (2) in the case of transmission by facsimile (coupled with telephonic confirmation as to the receipt thereof) – after one business day from the day of its transmission; (3) and in the case of delivery via a messenger – upon delivery thereof by the messenger to the addressee or the offer thereof to the addressee, as the case may be.

22.3	Any notice or demand by the Company to the Trustee may be given by way of a letter sent by registered mail according to the address set forth in the Deed of Trust, or according to another address of which the Trustee shall notify the Company in writing, or by the transmission thereof by facsimile or via messenger, and any such notice or demand will be deemed to have been received by the Trustee: (1) in the case of dispatch by registered mail – after three business days from the date of its posting; (2) in the case of transmission by facsimile (coupled with telephonic confirmation as to the receipt thereof) – after one business day from the day of its transmission; (3) and in the case of delivery via a messenger – upon delivery thereof by the messenger to the addressee or the offer thereof to the addressee, as the case may be.

22.4	Copies of notices and invitations to meetings which the Company and/or the Trustee give to holders of the Debentures (Series B) shall be sent by the Company also by way of an immediate report a copy of which shall be delivered to the Trustee.

23.	Waiver; compromise; and modifications of terms and conditions of the Deed of Trust

23.1	Subject to the provisions of any law, the Trustee may from time to time and at any time, if it has been persuaded that this does not, in its opinion, constitute a prejudice to the rights of holders of the Debentures (Series B), waive any breach or non-fulfillment by the Company of any of the conditions of this deed.

23.2	Subject to the provisions of the law and with prior approval to be obtained from a general meeting of holders of the Debentures (Series B) by a majority of 75% of the persons participating in the vote, at which holders of at least 50% of the balance of the par value of the Debentures (Series B) in circulation were personally present or represented by proxy, or at an adjourned meeting, at which holders of at least 10% of the aforesaid balance were personally present or represented by proxy, the Trustee may, either before or after the principal of the Debentures (Series B) is due for repayment, compromise with the Company in connection with any right or claim of holders of the Debentures (Series B) and may agree with the Company on any arrangement in connection with its rights or the rights of holders of the Debentures (Series B), including its waiving any right or claim of holders of the Debentures (Series B) vis-à-vis the Company pursuant to this deed. Where the Trustee has compromised with the Company after having received prior approval from the debenture holders as aforesaid, the Trustee will be released from all liability in respect of such act.

23.3	Subject to the provisions of the law, the Trustee and the Company may, either before or after the principal of the Debentures (Series B) is due for repayment, alter the Deed of Trust (including an alteration of the conditions of the Debentures (Series B)), if one of the following conditions is fulfilled:

23.3.1	The Trustee has been persuaded that the alteration is not prejudicial to holders of the Debentures (Series B).

23.3.2	The holders of the Debentures (Series B) have agreed to the proposed alteration, by way of a special resolution passed at a general meeting of holders of the Debentures (Series B) at which holders of at least 50% of the unpaid balance of the principal of the Debentures (Series B) in circulation are personally or represented by proxy, or at an adjourned meeting, at which the holders of at least 10% of the aforesaid balance were personally or represented by proxy.

23.4	The Company shall render an immediate report in regard to any such alteration or modification.

23.5	The general meetings as referred to in this clause shall be convened in the manner stated in the Second Schedule to this deed.

In every case of the exercise of the Trustee’s right pursuant to this clause as aforesaid, the Trustee will be entitled to demand from holders of the Debentures (Series B) to deliver their debenture certificates to it or to the Company, for purposes of recording a note with regard to any compromise, waiver, modification or amendment as aforesaid, and on the Trustee’s request, the Company will record such note on the certificates that are delivered to it.

24.	Register of holders of Debentures (Series B)

24.1	The Company shall keep and maintain at its registered office a register of holders of the Debentures (Series B), in which the names and addresses of holders of the Debentures (Series B) shall be recorded, as well as the number and par value of the registered Debentures (Series B). Every transfer of ownership of the debentures shall also be registered in the register. The Company may close the register from time to time for a period or periods which shall not in aggregate exceed 30 days in a year. The Trustee and any holders of the Debentures (Series B) will be entitled to inspect the register of holders of the Debentures (Series B) at any reasonable time.

24.2	The Company will not be obliged to register any notice in the register of holders of the Debentures (Series B) with regard to an express, implied or presumed trust, or a pledge or charge of any sort, or of any equitable right, claim or set-off or any other right in connection with the Debentures (Series B). The Company will only recognize the title of the person in whose name the Debentures (Series B) are registered, provided that his lawful heirs, administrators of the estate or executors of the registered holder and any person who may be entitled to a debenture as a consequence of the bankruptcy of any registered holder (and if it is a body corporate – as a result of its liquidation) will be entitled to be registered as holders thereof, after providing such proof as is sufficient, in the Company’s opinion, to prove the right of any of them to be registered as a holder thereof.

25.	Release

Once it has been proved to the Trustee’s satisfaction that all the Debentures (Series B) have been repaid, or redeemed, or when the Company deposits in trust with the Trustee amounts of money that will be sufficient for redemption, and also once it has been proved to the Trustee’s satisfaction that all the undertakings and the expenses made or incurred by the Trustee in connection with this deed and in accordance with the provisions hereof, have been paid in full, the Trustee will then be obliged, upon the Company’s first demand, to deal with the moneys that have been deposited in respect of the Debentures (Series B) the redemption of which has not been demanded, in accordance with the conditions set forth in this deed.

26.	Appointment of new trustee and expiry of term of office as Trustee

26.1	The provisions of the law will apply to the Trustee’s term of office and to the expiration thereof, as well as to the appointment of a new trustee. Subject to the provisions of the law, the Trustee and any trustee who may come in its stead, will be entitled to resign from their positions as trustees after having given the Company prior written notice of three (3) months, which notice shall specify the reasons for the resignation.

The resignation will come into force only after the court’s approval and from the date fixed for this in the approval.

In the case of such resignation or in the event of the expiration of the Trustee’s term of office, the court may appoint another trustee in place of the Trustee, for such period and on such conditions as the court deems fit.

26.2	In accordance with the provisions of the Deed of Trust, where the Trustee or any trustee who may come in its stead have acted in such manner, they will not be liable for expenses or losses that are caused as a result of their resignation.

26.3	The court may dismiss a trustee if he or it has not fulfilled his or its function properly or if the court finds another reason for dismissing him or it.

26.4	The holders of ten percent of the unpaid balance of the Debentures (Series B) and/or the Company may convene a general meeting of holders of certificates of the Debentures (Series B). Every meeting convened as aforesaid may decide by a vote of the holders of at least fifty percent of the unpaid balance of the Debentures (Series B) on removing the Trustee from its position.

26.5	The Securities Authority is entitled to apply to the court with an application to terminate the Trustee’s term of office, in accordance with Section 35N of the Law.

26.6	The Trustee and the Company shall submit an immediate report to the Securities Authority in regard to any event as referred to above in this clause, in connection with the Trustee’s term of office.

26.7	Every new trustee will have the same powers, authorities and other authorizations and will be able to act in all respects as if appointed Trustee from the outset, subject to the provisions of Section 35N of the Law.

27.	Meetings of holders of the Debentures (Series B)

Meetings of holders of the Debentures (Series B) shall be conducted as stated in the Second Schedule to this deed.

28.	Investment of money

All the money the Trustee is entitled to invest pursuant to this deed, shall be invested by it at a bank/banks, in its name or to its order, in investments in which the laws of the State of Israel permit such moneys to be invested, as shall be found suitable, and all subject to the terms and conditions of this Deed of Trust, provided that any investment in securities shall be in securities that have been rated with a rating that is not less than an AA rating. Where the Trustee has done so, it will not be liable to the persons entitled in respect of such amounts, except for the proceeds received from the realization of the investments, less the expenses connected with the aforesaid investments and with maintaining and managing the trust accounts, the commissions and less the compulsory payments which are imposed on the trust accounts. Out of such moneys the Trustee shall transfer amounts to the debenture holders who are entitled thereto, as soon as possible after proof and confirmation have been furnished to the Trustee in regard to their right to such amount, to the Trustee’s full satisfaction, but less the Trustee’s expenses and its commission at a rate that is customary with it at such time.

29.	Governing law

The Debentures (Series B) are subject to the provisions of the Israeli law. In regard to any matter that has not been mentioned in this deed and also in every case of a conflict between the provisions of the law and the provisions of this deed, the parties will act in accordance with the provisions of the Israeli law. In every case of a conflict between the provisions described in the Prospectus regarding this deed and/or the Debentures (Series B), the provisions of this deed shall prevail.

30.	Addresses

The Debentures (Series B) are subject to the provisions of the Israeli law. On any matter that has not been mentioned in this deed and also in every case of a conflict between the provisions of the law and this deed, the parties will act in accordance with the provisions of the law [sic].

31.	Authorization for Magna

In accordance with the provisions of the Securities Regulations (Electronic Signature and Reporting), 5763-2003, the Trustee hereby gives approval for an authorized entity for the purpose on behalf of the Company, to report electronically to the Securities Authority in regard to this Deed of Trust.

In Witness Whereof the Parties have Hereunto Signed:

By: /s/ Hermetic Trust (1975) Ltd. —————————————— Hermetic Trust (1975) Ltd.	By: /s/ David Weissman /s/ Dror Moran —————————————— The Company

I, the undersigned, Elli Levinson-Sela, Adv., certify that this Deed of Trust was signed by Mr. David Weissman and Dror Moran and their signatures bind the Company in connection with this Deed of Trust.

By: /s/ Elli Levinson-Sela, Adv. Lic. No. 15877 —————————————— Elli Levinson-Sela, Adv.

BLUE SQUARE REAL ESTATE LTD.

Second Schedule

Meetings of Holders of the Debentures (Series B)

1.	The Trustee or the Company may call meetings of holders of the Debentures (Series B). Where the Company has called such meeting, it shall immediately send written notice to the Trustee regarding the place, the day and the hour at which the meeting will be held and also the matters that will be brought for consideration thereat, and the Trustee or a representative on its behalf will be entitled to attend such meeting. The Company will be obliged to call a general meeting on a written request from the Trustee or on a requisition by holders of the Debentures (Series B) who hold at least 10% of the unpaid balance of principal of the Debentures (Series B) in circulation, as the case may be. In a case that the persons requisitioning the calling of the meeting are holders of Debentures (Series B), the Company and/or the Trustee, as the case may be, will be entitled to request indemnity from the persons requisitioning the calling of the meeting for the reasonable expenses connected therewith.

Prior notice of at least fourteen (14) days shall be given in respect of every meeting of holders of the Debentures (Series B), specifying the place, the day and the hour of the meeting, and also mentioning in general terms the subjects that will be considered and discussed at the meeting. The notice shall be given to holders of the Debentures (Series B), to the Trustee and in an immediate report.

If the purpose of the meeting is to consider and pass a special resolution, prior notice regarding the convening of the meeting of at least twenty-one (21) days before the date planned for the convening thereof, shall be given. Such notice shall, in addition to the foregoing, also give details of the main points of the proposed resolution. The Trustee may shorten the period of the aforesaid prior notice if it believes that a postponement of convening the meeting constitutes prejudice to the rights of the holders of Debentures (Series B). No resolution duly passed at a meeting called as aforesaid will be invalidated if, due to an inadvertent omission, notice was not given to all holders of the Debentures (Series B) or if such notice was not received by all holders of the Debentures (Series B).

Every notice as aforesaid by the Company and/or the Trustee to the debenture holders shall be given by way of an immediate report and also by way of a notice to be published in two (2) widely circulating Hebrew dailies published in Israel, or by sending a notice by registered mail to every registered holder of the Debentures (Series B) according to his last address as recorded in the register of holders of Debentures (Series B) (in the case of joint holders – to the joint holder whose name stands first in the register of holders of Debentures (Series B)). Every notice that is published or sent as aforesaid will be deemed to have been delivered to holders of the Debentures (Series B) on the date of its publication as aforesaid, or after three (3) days from the date of its posting, as the case may be.

2.	The chairman of the meeting shall be a person to be appointed by the Trustee. If the Trustee has not appointed a chairman or if the chairman is absent from the meeting, the holders of the Debentures (Series B) present at the meeting shall elect a chairman from amongst their number.

3.	A meeting of holders of the Debentures (Series B) shall be opened after it has been proved that the quorum required for the start of business is present.

4.	Subject to the required quorum at a meeting convened to pass a special resolution, and subject to the required quorum for dismissal of a trustee in accordance with the Securities Law, two holders of Debentures (Series B), personally or represented by proxy and jointly holding or representing at least one-tenth (1/10) of the unpaid balance of the Debentures (Series B) in circulation for the time being, shall constitute a quorum.

5.	At a meeting convened to pass a special resolution, and inter alia on the subjects set forth below:

5.1	An alteration and/or amendment to the Deed of Trust.

5.2	An arrangement for reorganization of the Company with any other company.

5.3	Any amendment, alteration or arrangement of the rights of holders of the Debentures (Series B), whether such rights flow from the Debentures (Series B), the Deed of Trust or otherwise, or any compromise or waiver in connection with the such rights.

5.4	Making of the Debentures (Series B) immediately due and payable in accordance with the terms and conditions of the Deed of Trust.

A quorum will be constituted if at least 50% of the unpaid balance of the Debentures (Series B) in circulation for the time being are present at the meeting, or at an adjourned meeting, if holders of at least 10% of the abovementioned balance are present.

6.	The holders of the Debentures (Series B) are entitled to attend and vote through proxies.

7.	Every meeting of holders of the Debentures (Series B) shall be held at the place of which the Company gave notice, unless the Trustee gives notice of a different place for the convening thereof.

8.	Except as otherwise expressly provided, if within half an hour from the time appointed for the start of a meeting, no quorum is present, the meeting will be adjourned to the same day in the following week (and in the event that such day is not a trading day, to the immediately following trading day) and to the same place, without there being an obligation to give notice to that effect to holders of the Debentures (Series B), or to such other day, place and hour, at the election of the party calling the meeting, of which notice shall be given to the holders of the Debentures (Series B) at least three (3) days in advance. If no quorum is present at such adjourned meeting, two (2) holders of Debentures (Series B) personally present or represented by proxy at such meeting, without taking account of the par value held by them, shall constitute a quorum, on condition that the provision which stipulates the quorum as aforesaid shall be published in the scope of the notice of the original meeting and on condition that the notice to holders of the Debentures (Series B) with regard to the holding of the adjourned meeting shall be published in accordance with the contents of Clause 8 below [sic], not later than seven (7) days before the date for convening of the adjourned meeting. Such notice may be published in the scope of the notice regarding the original meeting (the general meeting that was adjourned).

9.	With the consent of the majority at a meeting at which a quorum is present, the chairman may, and on a demand by the meeting shall be obliged to, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given in the same way as notice was given in regard to the first meeting. Save for the foregoing, a holder of a Debenture (Series B) will not be entitled to receive any notice about an adjourned meeting and/or about the matters which will be considered and discussed at the adjourned meeting. Only matters which it was possible to consider at a meeting at which it was decided on the adjournment may be considered and discussed at an adjourned meeting.

10.	In a vote every holder, personally or represented by proxy, will have one vote in respect of each NIS 1 par value of the total face value principal of the Debentures (Series B) by virtue of which he is entitled to vote, which remains unpaid.

11.	The majority required for an ordinary resolution is a simple majority of the number of votes represented in a vote at a meeting. The majority required for a special resolution at such meeting is a majority of not less than 75% of the number of votes represented in such vote. For these purposes no distinction shall be drawn between persons who are interested parties in the Company and persons who are not.

12.	An instrument appointing a proxy shall be in writing and shall be signed by the appointer or by his representative holding due written authorization to do so. If the appointer is a body corporate, the appointment shall be made in writing and shall be signed with the rubber stamp of the body corporate, together with the signature of the secretary of the body corporate or a representative of the body corporate having the power and authority to do so. The instrument appointing a proxy shall be drawn in the usual form. A proxy need not himself be a holder of a Debenture (Series B). An instrument of proxy and the power of attorney or other certificate pursuant to which the instrument of proxy was signed, or a certified copy of such power of attorney, shall be lodged at the registered office of the Company, or at such other address of which the Company shall give notice, not less than forty-eight (48) hours before the time of the meeting in respect of which the power of attorney was given, unless otherwise stated in the notice calling the meeting. Any body corporate which is the holder of a Debentures (Series B) may by duly-signed written authorization appoint such person as it deems fit to act as its representative at every meeting of holders of the Debentures (Series B), and the person who has been authorized will be entitled to act in the name and on behalf of the body corporate he represents.

13.	Every proposed resolution put to the vote at a meeting of holders shall be decided on a show of hands, unless a poll has been demanded by the chairman or at least two (2) holders of Debentures (Series B), personally present or represented by proxy, whether before a vote was held on a show of hands or subsequent thereto, and the vote on a poll shall be decisive. In the case of joint holders only the vote of the senior joint holder wishing to vote, whether personally or by way of proxy, will be accepted, and for this purpose seniority shall be determined according to the order in which the names stand in the register of holders.

14.	The Trustee, who attends the meeting on an invitation from the Company, shall attend without having a right to vote.

15.	In a vote the holder of a Debentures (Series B), or his proxy, may vote in respect of some of his votes in favor of the motion that has been put to the vote, and in respect of portion thereof against the motion, as he deems fit.

16.	A vote given in accordance with the conditions contained in a document appointing a proxy shall be valid even if prior thereto the appointer has died or been declared legally incompetent, or the instrument of proxy has been revoked, or the Debentures (Series B) in respect of which the vote was given has been transferred, unless written notice has been received at the registered office of the Company or at such other place of which the Company shall give notice, before the meeting, in regard to the death of the appointer, the fact of his being legally incompetent, or with regard to the revocation or transfer as aforesaid.

17.	The announcement by the chairman of the meeting that a resolution has been passed or has been defeated and an entry to that effect in the minute book shall serve as conclusive proof of such fact.

18.	A resolution for a modification of the Deed of Trust, to the extent that this is submitted to a meeting, shall be passed by a special resolution as aforesaid, and subject to the provisions of the Securities Law.

19.	The chairman of the meeting shall cause minutes to be kept of the meeting of holders of the Debentures (Series B) which shall be recorded in the minute book. Every such minute shall be signed by the chairman of the meeting or by the chairman of the next meeting, and every minute signed as aforesaid shall serve as conclusive evidence as to the proceedings at the meeting, and until the contrary is proved, any resolution passed at such meeting shall be deemed to have been duly passed.

20.	A person or persons who may be appointed by the Trustee, the secretary of the Company and any other person or persons who are authorized to do so by the Company, will be entitled to be present at the aforesaid meetings of holders of the Debentures (Series B), without having a right to vote.